UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

HARLEY-DAVIDSON, INC.
(Name of Registrant as Specified In Its Charter)

H PARTNERS MANAGEMENT, LLC REHAN JAFFER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

H Partners Management, LLC, together with the other participant in its solicitation (collectively, “H Partners”), has filed a definitive proxy statement and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit WITHHOLD votes on the election of certain directors of Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”).

Item 1: On the evening of May 8, 2025, H Partners issued the following press release:

H Partners Exposes the Harley-Davidson Board’s Apparent Attempt to Secure Votes by Making Secret, Undisclosed Commitments Ahead of Annual Meeting

NEW YORK--(BUSINESS WIRE)--H Partners Management, LLC (“H Partners” or “we”), one of the largest shareholders of Harley-Davidson, Inc. (NYSE: HOG) (“Harley-Davidson”, “Harley”, or the “Company”), which beneficially owns approximately 9.3% of the outstanding shares of the Company, today commented on what appear to be secret, undisclosed commitments made by the Company’s Board of Directors (the “Board”) to a hand-picked set of shareholders ahead of the Company’s upcoming Annual Meeting of Shareholders (the “Annual Meeting”):

“As a result of our ongoing engagement with fellow shareholders, we have learned from numerous sources that the Harley-Davidson Board has been making secret, undisclosed commitments to select investors in an apparent attempt to win votes for Jochen Zeitz, Thomas Linebarger, and Sara Levinson at the 2025 Annual Meeting of Shareholders. Our engagement leads us to believe that certain shareholders are being told that Mr. Zeitz, Mr. Linebarger, and Ms. Levinson intend to exit the Board over the next year, the Board now intends to appoint an external CEO, and the Board has done away with the concept of the current CEO transitioning to Executive Chair.

In addition to constituting a flagrant violation of corporate governance norms and the SEC’s proxy rules, this conduct suggests that the Board believes there are two tiers of shareholders: an elite group of holders with special access and all other holders who are in the dark. We maintain that this is exactly the type of arrogant, insular thinking that has led to brand erosion, dealer frustration, and sustained sales declines at Harley-Davidson.

We are skeptical that Mr. Zeitz, Mr. Linebarger, and Ms. Levinson will in fact step down from the Board in the next year, because we have heard these commitments before and they are never followed through on.

However, even if Mr. Zeitz, Mr. Linebarger, and Ms. Levinson, are being truthful, and even if they plan to step down when a new CEO is found, then we are even more perplexed by several serious governance questions:

•	Why are Mr. Zeitz, Mr. Linebarger, and Ms. Levinson fighting with their shareholders and wasting millions of dollars of shareholders’ resources if they plan to leave the company anyway?
•	Why would Mr. Zeitz, Mr. Linebarger, and Ms. Levinson selectively disclose non-public information to only certain shareholders?
•	Why should shareholders allow Mr. Zeitz, Mr. Linebarger, and Ms. Levinson to select the next CEO, when shareholders have suffered $9 billion in equity value destruction over the course of the past two CEO succession processes they have overseen?[1]

1 Bloomberg. Calculated from May 1, 2015, through April 8, 2025.

We urge shareholders to recognize that preserving the Board seats of Mr. Zeitz, Mr. Linebarger, and Ms. Levinson at the Annual Meeting represents a material threat to protecting and enhancing value. If Mr. Zeitz, Mr. Linebarger, and Ms. Levinson cannot be trusted to be transparent with all shareholders and stakeholders at this critical moment, how can anybody look past their questionable records and entrust them to make major decisions that will shape the future of Harley-Davidson? The reality is that they cannot be trusted.

H Partners, which has a long-term and significant investment in Harley-Davidson, firmly believes that the Company will be far better positioned to identify an exceptional CEO and refresh the Board with impartial, qualified experts if Mr. Zeitz, Mr. Linebarger, and Ms. Levinson are no longer dominating the boardroom.”

***

Shareholders can be part of returning Harley-Davidson to greatness by voting “WITHHOLD” on the BLUE proxy card for the election of three of Harley-Davidson’s long-tenured incumbent directors – CEO and Chairman Jochen Zeitz, Presiding Director Thomas Linebarger, and 29-year director Sara Levinson – at the Company’s Annual Meeting.

Two independent proxy advisory firms – Glass, Lewis & Co. and Egan-Jones Ratings Company – have recommended that Harley-Davidson shareholders vote “WITHHOLD” on long-tenured Mr. Zeitz, Mr. Linebarger, and Ms. Levinson at the Company’s upcoming Annual Meeting scheduled for May 14, 2025.

Visit www.FreeTheEagle.com for additional information about H Partners’ campaign, including how to vote on the BLUE proxy card.

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About H Partners Management

H Partners Management, LLC is an independent investment firm founded in 2005 based in New York City.

IMPORTANT INFORMATION FOR SHAREHOLDERS

Harley-Davidson shareholders who have not yet received our proxy material and want to support H Partners’ campaign today may vote “WITHHOLD” on the Company’s WHITE proxy card or voting instruction form. If shareholders have already voted using the Company's WHITE Proxy Card or voting instruction form or had their vote taken over a recorded line on the telephone, a later-dated vote on either the Company’s WHITE voting forms or our BLUE proxy card or voting instruction form will revoke your previously cast vote. Only your latest dated vote counts.

Additional Information

H Partners, together with the other participants in its proxy solicitation (collectively, “the Participants”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the Annual Meeting. Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the Participants. These materials and other materials filed by H Partners with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by H Partners with the SEC are also available, without charge, by directing a request to the Participants’ proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.

Contacts

For Shareholders:

Saratoga Proxy Consulting LLC
John Ferguson / Joseph Mills, 212-257-1311
info@saratogaproxy.com

For Media:

Longacre Square Partners LLC
Greg Marose / Kate Sylvester, 646-386-0091
HPartners@longacresquare.com

Item 2: Also on the evening of May 8, 2025, H Partners posted the following materials to www.FreeTheEagle.com:

Item 3: Also on the evening of May 8, 2025, H Partners sent the following email to subscribers of www.FreeTheEagle.com: